UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

AMENDMENT NUMBER 1 TO:

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report  —  January 25, 2006

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

222 South 9th Street, Suite 2300, Minneapolis, Minnesota       55402-4099

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (612) 376-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

(a).                               This amended periodic report on Form 8-K/A is required to correct an error to Exhibit 99 furnished with the January 25, 2006 Form 8-K.  This error occurred during the process of converting that Exhibit into electronic format.  Specifically, the press release furnished as Exhibit 99 included the Consolidated Statement of Cash Flows for Bemis Company, Inc. and Subsidiaries for the years ending December 31, 2005 and 2004.  The first section of that Consolidated Statement of Cash Flows (Cash flows from operating activities) contained a line item for which the narrative description was missing to explain the amounts which were correctly displayed.  The omitted narrative description was, “Changes in working capital, net of effects of acquisitions” to align with the correctly displayed amounts $(23,524) and $(15,307) for the years ending December 31, 2005 and 2004, respectively.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c).                               The January 25, 2006, Bemis Company, Inc. press release for the fourth quarter and year ended December 31, 2005, is furnished as Exhibit 99 to this report.

SIGNATURES

                Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Vice President,		Stanley A. Jaffy, Vice President
	Chief Financial Officer		and Controller
and Treasurer

Date January 25, 2006			Date January 25, 2006